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                                   B Y L A W S

                                       OF

                            FRISBY TECHNOLOGIES, INC.

                     * * * * * * * * * * * * * * * * * * * *


                                   ARTICLE I.

                                     OFFICES

Section 1. Registered Office: The registered office of the corporation shall be located at 1001 West Fourth Street, Winston-Salem, North Carolina 27101.

Section 2. Principal Office: The principal office of the corporation shall be located at 2520 Hampton Road, Clemmons, North Carolina 27012, or at such other place as may be designated by the Board of Directors.

Section 3. Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed on by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meeting of shareholders for the election of Directors and the transaction of other business shall be held in March of each year on any day except a Saturday, Sunday or legal holiday in that month as determined by the Board of Directors.

Section 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.


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Section 4.          Special Meetings: Special meetings of the shareholders may be called at any time by the President, Secretary or Board of Directors of the corporation, or by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 5. Notice of Meetings: Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

                    In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

                    When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6. Voting Lists: At least ten days before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

Section 7. Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

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                    The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                    Except in the election of Directors the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on the matter, unless the vote of a greater number is required by law. In the election of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

                    Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept in the Corporate Minute Book.

Section 10. Proxies: At all meetings of shareholders, shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic or equivalent reproduction of a writing appointing one or more agents shall be deemed a written proxy within the meaning of this section.

                                  ARTICLE III.

                                    DIRECTORS

Section 1. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 2. Number, Term and Qualifications: The number of Directors constituting the Board of Directors shall not be fewer than three, except that if and so long as all of the shares of the corporation are owned of record by either one or two


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                    shareholders, the number of Directors may be fewer than
                    three but not fewer than the number of such shareholders. The authorized number of Directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that if the number so determined is to be increased, or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting or all of the Directors in office at that time shall be present at such meeting or those not present at any time shall waive notice thereof in writing; and provided, further, that the number of Directors which shall constitute the whole Board shall not be less than three nor shall it be reduced to a number less than the number of Directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of shareholders for the election of Directors. Each Director shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification, and until such successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Election of Directors: Except as provided in Section 5 of this Article, the Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

Section 4. Removal: Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. However, unless the entire Board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5. Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors though less than a quorum, or by the sole remaining Director; but a vacancy created by an increase in the authorized number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Section 6. Compensation: The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by the Directors in attending regular and special meetings of the Board.

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                                   ARTICLE IV.

                         EXECUTIVE AND OTHER COMMITTEES

Section 1. Appointment: The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate from among its members an Executive Committee or one or more other committees, each consisting of two or more Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

Section 2. Authority: Any such committee shall have and exercise all authority of the Board of Directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing such committee and except also to the extent limited by law.

Section 3. Tenure and Qualifications: Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of any such committee and is elected and qualified.

Section 4. Meetings: Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof to attend in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum: A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

Section 6. Informal Action: Action taken by a majority of the members of any such committee without meeting is nevertheless action of such committee if written consent to the action in question is signed by all of the members of such committee

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                    and filed with the minutes of the proceedings of the
                    committee, whether done before or after the actions so taken.

Section 7. Removal: Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

Section 8. Vacancies: Any vacancy in any such committee may be filled by resolution adopted by a majority of the Board of Directors.

Section 9. Procedure: Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 10. Meeting by Telephone: Any one or more members of any such committee may participate in a meeting of the committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

                                   ARTICLE V.

                              MEETINGS OF DIRECTORS

Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the hold in 4 of additional regular meetings.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. Such meetings maybe held within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

                    The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

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                    Attendance by a Director at a meeting shall constitute a
                    waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 4. Quorum: A majority of the Directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5. Manner of Acting: Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. Informal Action by Directors: Action taken by the required majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 7. Meeting by Telephone: Any one or more Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting shall be deemed presence in person at such meeting.

                                   ARTICLE VI.

                                 INDEMNIFICATION

Section 1. Expenses and Liabilities: The corporation shall have the power to indemnify any present or former Director, officer, employee or agent or any person who has served or is serving in such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, with respect to any liability or litigation expense, including reasonable attorneys' fees, incurred by any such person to the extent and upon the terms and conditions provided by law.

                    To the extent and upon the terms and conditions provided by law, the corporation shall indemnify any and all of its officers and Directors against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities (excluding, however, liability or litigation expense which any of the foregoing may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best



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                    interests of the corporation), and said officers and
                    Directors shall be entitled to recover from the corporation, and the corporation shall pay, all reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted herein. Any person who at any time after the adoption of this bylaw serves or has served in either of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provisions of this bylaw.

Section 2. Advance Payment of Expenses: Expenses incurred by a Director, officer, employee, or agent in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case or as authorized or required under any charter or bylaw provision or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

                    Notwithstanding the provisions of the preceding paragraph, the corporation shall, upon receipt of an undertaking by or on behalf of the Director or officer involved to repay the expenses described in Article VI, Section 1, Paragraph 2 unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses, pay expenses incurred by such Director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

Section 3. Insurance: The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.


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                                  ARTICLE VII.

                                    OFFICERS

Section 1. Number: The officers of the corporation may consist of a Chairman of the Board, a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect to the extent provided or allowable by the laws of the state of North Carolina. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term: The officers of the corporation shall be selected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such other powers and duties as he shall be called upon to perform by the Board of Directors.

Section 5. President: The President and the Chief Executive Officer shall be the principal executive officers of the corporation and, subject to the control of the Board of Directors, they shall supervise and control the management of the corporation in accordance with these bylaws. They shall perform all duties incident to the offices of President and Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

                    The President shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent.



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Section 6.          Vice Presidents: The Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 7. Secretary: The Secretary shall keep a correct record of all the proceedings of the meetings of the shareholders and Directors. He shall attend to the giving of notices, have custody of the corporate seal, and affix it to all instruments required to be executed under seal as authorized by the Board of Directors. He shall perform such other duties as are incident to the office of Secretary, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 8. Treasurer: The Treasurer shall have charge of all the moneys and securities belonging to the corporation. He shall deposit said property with such banks as the Board of Directors shall designate and in the name of the corporation. He shall keep a record of all receipts and disbursements, and shall have charge of all records of the corporation relating to its finances. He shall perform such other duties as are incident to the office of Treasurer, and shall have such other powers and duties as may be conferred upon him by the Board of Directors.

Section 9. Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 10. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 11. Vacancies: A vacancy in any office because of the death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.


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                                  ARTICLE VIII.

                         CONTRACTS, CHECKS AND DEPOSITS

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

Section 2. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE IX.

                  CERTIFICATES FOR SHARES AND TRANSFER THEREOF

Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President, and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the

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                    stock transfer books shall be closed for the purpose of
                    determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

                    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Lost Certificates: The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in said sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

                                   ARTICLE X.

                               GENERAL PROVISIONS

Section 1. Dividends: The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2. Seal: The seal shall be in the form of a circle with the name of the corporation and N. C. on the circumference and the word "SEAL" in the center. Such seal may be an impression or stamp and may be used by the officers of the corporation by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3. Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina Business Corporation Act or under the


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                    provisions of the charter or bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4. Fiscal Year: The fiscal year of the corporation shall be a year ending December 31.


Section 5. Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

                    The Board of Directors shall have no power to adopt a bylaw:
                    (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action of the shareholders, except where higher percentages are required by law; and (2) providing for the management of the corporation other than by the Board of Directors or a committee thereof.

                    No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

                    No alteration, amendment or rescission of a bylaw shall be voted upon unless notice thereof has been given in the notice of the meeting or unless all of the Directors of the corporation execute a written waiver of notice stating that action upon the bylaws is to be taken at the meeting, and the original of such waiver shall be recorded in the Corporate Minute Book.

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